UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22 2007

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

0-27148 (Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, Einstein Noah Restaurant Group, Inc.  (the “Company”) appointed Robert E. Gowdy, Jr. to the position of Controller and Chief Accounting Officer, a non-executive officer position.

Prior to joining the Company, Mr. Gowdy, 56, was Director of Accounting for Shane Company (2006-2007), responsible for financial reporting, planning and forecasting. In 2006, he was Director of Accounting for Lockheed Martin Space Systems Company, responsible for financial reporting, accounts receivable, accounts payable and payroll.  From 2002 to 2005 he was V.P., Finance & Chief Financial Officer, The Americas for Samsonite Corporation with responsibility for operational and corporate financial oversight of wholesale and retail operations in the United States and subsidiary operations in Canada, Mexico, Brazil, Uruguay and Argentina. Additionally, he provided consulting services for several companies during the past five years.  Previously, Mr. Gowdy served in a number of accounting positions for Adolph Coors Company (1983-2002).

Mr. Gowdy is a Certified Public Accountant (inactive status) and obtained his auditing experience with Arthur Young & Company (1980-1983) and Alexander Grant & Company (1977-1979).  He received a Master of Accounting degree from The Ohio State University (1976) and a Bachelor of Science degree in Marketing from Miami University (1973).

The Company has not entered into an employment agreement with Mr. Gowdy.   There are neither family relationships nor related party transactions involving Mr. Gowdy and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: October 25, 2007	/S/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer